Exhibit 10.3

AIAI HOLDINGS CORPORATION

2026 EQUITY INCENTIVE PLAN

STOCK OPTION AGREEMENT

Optionee:	___________
Grant Date:	___________
Exercise Price per Share[1]	USD
$
Total Exercise Price:	USD
$
Number of Shares of Common Stock (“Shares”):[1]:	___________
Expiration Date[2]:	___________
Type of Option[3]:	Incentive Stock Option Non-qualified Stock Option
Exercise/Vesting Schedule[2]:	_____ (___) [All] of the Shares on the _____ anniversary of the Grant Date [the Grant Date][and an additional __________ (_____) Shares on the ___ day of _________ and each month thereafter, until fully vested and exercisable on _________, 20__.

This STOCK OPTION AGREEMENT (this “Agreement”) is by and between AIAI Holdings Corporation, a Delaware corporation (the “Company”), and the Optionee named above (the “Optionee”). The right to purchase the number of shares of the Company’s Common Stock identified above (the “Option”) is granted pursuant to and subject to the terms and conditions set forth in the AIAI Holdings 2026 Equity Incentive Plan (the “Plan”). Capitalized terms used herein and not otherwise defined herein shall have the meaning assigned by the Plan.

WHEREAS, pursuant to the Plan, the Company desires to grant to the Optionee with reference to services rendered and to be rendered to the Company, effective as of the Grant Date, an Option upon the terms and conditions set forth herein and in the Plan:

1 Subject to adjustment under the terms of the Plan.

2 Subject to early termination under the terms of the Plan if the Optionee’s employment or other service relationship terminates or upon a Change in Control.

3 Subject to the Plan.

NOW THEREFORE, in consideration of services rendered and to be rendered prior to exercise by the Optionee and the mutual promises made herein and the mutual benefits to be derived therefrom, the parties agree as follows:

1. Grant of Option. The Company hereby grants to the Optionee, and the Optionee hereby accepts, the Option to purchase the total number of Shares set forth above, at the Exercise Price per Share subject to the terms, definitions and provisions of the Plan and this Agreement.

2. Type of Option. If the Company has designated the Option as an Incentive Stock Option above, the Company intends that the Option will be treated as an “incentive stock option” within the meaning of Section 422 of the Code to the maximum extent permissible under all of the Incentive Stock Option rules and restrictions. Any Shares acquired upon exercise of the Option without compliance with all applicable Incentive Stock Option rules will be treated as acquired upon exercise of a Non-qualified Stock Option. If the Company has designated the Option as a Non-qualified Stock Option above, the Company intends that the Option will be treated in its entirety as a Non-qualified Stock Option and not as an Incentive Stock Option.

3. Exercisability of Option. The Option shall vest and become exercisable during its term in accordance with the Exercise/Vesting Schedule as set forth above, and with and subject to the applicable provisions of the Plan and this Agreement. The Option may be exercised only to the extent the Option is vested and exercisable and, subject to the Plan, during the Optionee’s lifetime, only by the Optionee. In no event may the Optionee exercise the Option after the Expiration Date as provided above.

4. Exercise of Option. To exercise the Option (to the extent vested and exercisable and for whole numbers of shares only), the Optionee (or in the case of exercise after the Optionee’s death or disability, the Optionee’s guardian or legal representative, as the case may be) must deliver to the Company (i) the Option Exercise Agreement in the form attached hereto as Exhibit A, as may be amended or modified by the Committee from time to time, along with any other agreement reasonably requested by the Company, or of any other form of written notice approved for such purpose by the Company which shall state the number of Shares to be purchased pursuant to the Option, (ii) a signed Spousal Consent, if applicable, and (iii) such other representations and agreements as to the holder’s investment intent with respect to such Shares as may be required by the Company. The Option Exercise Agreement or written notice shall be accompanied by payment of the aggregate Exercise Price of the Shares to be purchased and the payment or provision for any applicable employment or other taxes or withholding for taxes thereon. Subject to the Plan, the Option shall be deemed to be exercised upon receipt and approval by the Company of such Option Exercise Agreement or written exercise notice accompanied by the Spousal Consent (if applicable), and payment of the Aggregate Exercise Price and any other payments so required.

5. Method of Payment. Payment of the Aggregate Exercise Price shall be made in cash or by certified or bank check pursuant to the Plan [or by any of the methods permitted under the Plan, or a combination thereof, at the election of the Optionee].

6. Continuous Service Required. The Exercise/Vesting Schedule requires the Optionee to be in Continuous Service through each applicable vesting date as a condition to the vesting of and right to exercise the applicable installment under this Agreement. Continuous Service that ends prior to a vesting date, even if substantial, will not entitle the Optionee to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following termination of Continuous Service.

7. Effect of Termination of Continuous Service on Exercise Period.

(a) If the Optionee’s Continuous Service terminates, the Option and all other rights and benefits under this Agreement terminate, except that the Optionee, at any time within the applicable period specified in the Plan, may exercise the Option to the extent the Option has vested and is exercisable on the date of termination of Continuous Service and has not otherwise expired or terminated.

(b) Notwithstanding the foregoing exercise periods after termination of Continuous Service, to the extent the Option otherwise is an Incentive Stock Option, the Option will qualify as an Incentive Stock Option only if it is exercised within the applicable exercise periods for Incentive Stock Options and meets all other requirements of the Code for Incentive Stock Options. If the Option is not exercised within the applicable exercise periods or does not meet such other requirements, the Option will be rendered a Non-qualified Stock Option.

8. Adjustments Upon Specified Events. As provided in the Plan, upon the occurrence of certain events relating to or affecting the Company’s stock contemplated by the Plan, the Committee shall, in such manner, to such extent (if any) and at such times as it deems appropriate and equitable in the circumstances, make adjustments in the number, amount and type of shares (or other securities or property) subject to the Option, the Exercise Price and the securities delivered upon exercise of the Option (or any combination thereof), and the Committee may take any of the actions set forth in the Plan in connection with a Change in Control of the Company. All rights of the Optionee hereunder are subject to such adjustments and other provisions of the Plan.

9. Optionee not a Stockholder. Neither the Optionee nor any other person entitled to exercise the Option shall have any of the rights or privileges of a stockholder of the Company as to any Shares until exercise of the Option and the issuance and delivery to him or her of any certificate evidencing the Shares registered in his or her name, or upon request in the case of uncertificated securities, a notice of issuance, for the Shares. No adjustment will be made for dividends or other rights as a stockholder as to which the record date is prior to such date of delivery.

10. Non-Transferability of Option. The Option and any other rights of the Optionee under this Agreement or the Plan are nontransferable except as expressly provided in the Plan.

11. Imposition of Other Requirements. The Company reserves the right, without Optionee’s consent, to cancel or forfeit outstanding grants or impose other requirements on Optionee’s participation in the Plan, on this Option and the Shares subject to this Option and on any other Award or Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with applicable laws or facilitate the administration of the Plan. Optionee agrees to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

12. Notices. Any notice to be given under the terms of this Agreement shall be in writing and addressed to the Company at [address], to the attention of [ ] and to the Optionee at the address given beneath the Optionee’s signature hereto, or at such other address as either party may hereafter designate in writing to the other.

13. Electronic Delivery and Translation. The Company may, in its sole discretion, decide to deliver any documents related to Optionee’s current or future participation in the Plan, this Option, the Shares subject to this Option, any other Company securities or any other Company-related documents, by electronic means. By accepting this Option, whether electronically or otherwise, Optionee hereby (i) consents to receive such documents by electronic means, (ii) consents to the use of electronic signatures, and (iii) if applicable, agrees to participate in the Plan and/or receive any such documents through an on-line or electronic system established and maintained by the Company or a third party designated by the Company, including but not limited to the use of electronic signatures or click-through electronic acceptance of terms and conditions.

14. No Acquired Rights or Employment Rights. In accepting the Option, Optionee acknowledges that the Plan is established voluntarily by the Company, is discretionary in nature, and may be modified, amended, suspended, or terminated by the Company at any time. The grant of the Option is voluntary and occasional and does not create any contractual or other right to receive future grants of Options, other Awards, or benefits in lieu of Options, even if Options have been granted repeatedly in the past, and all decisions with respect to future grants of Options or other Awards, if any, will be at the sole discretion of the Company. In addition, Optionee’s participation in the Plan is voluntary and the Option and the Shares subject to the Option are extraordinary items that do not constitute regular compensation for services rendered to the Company or any Subsidiary or Affiliate and are outside the scope of Optionee’s employment contract, if any. The Option and the Shares subject to the Option are not intended to replace any pension rights or compensation and are not part of normal or expected salary or compensation for any purpose, including but not limited to calculating severance payments, if any, upon termination.

Nothing contained in this Agreement is intended to constitute or create a contract of employment, nor shall it constitute or create the right to remain associated with or in the employ of the Company or any Subsidiary or Affiliate for any particular period of time. This Agreement shall not interfere in any way with the right of the Company or any Subsidiary or Affiliate to terminate the Optionee’s employment or service at any time, subject to applicable laws.

15. Effect of Award Agreement. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company, except to the extent the Committee determines otherwise.

16. Entire Agreement; Governing Law. The Plan is incorporated herein by reference. The Plan and this Agreement (including any Addendum attached hereto) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Optionee with respect to the subject matter hereof. Except in accordance with the terms of the Plan, this Agreement may not be modified except by means of a writing signed by the Company and the Optionee. The construction, interpretation, performance and enforcement of this Agreement and the Option shall be governed by the internal substantive laws, but not the choice of law rules, of the State of Delaware. For purposes of litigating any dispute that may arise directly or indirectly from this Agreement, the parties hereby submit and consent to the exclusive jurisdiction of the state of Delaware and agree that any such litigation shall be conducted only in the courts of Delaware or the federal courts of the United States located in Delaware and no other courts.

17. Plan. The Option and all rights of the Optionee with respect thereto are subject to, and the Optionee agrees to be bound by, all of the terms and conditions of the provisions of the Plan, incorporated herein by reference, to the extent such provisions are applicable to Awards granted thereunder. The Optionee acknowledges receipt of a copy of the Plan, which is made a part hereof by this reference, and agrees to be bound by the terms thereof. Unless otherwise expressly provided in other Sections of this Agreement, provisions of the Plan that confer discretionary authority on the Committee do not (and shall not be deemed to) create any rights in the Optionee unless such rights are expressly set forth herein or are othe1wise in the sole discretion of the Committee specifically so conferred by appropriate action of the Board under the Plan after the date hereof.

18. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable Law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

19. Counterparts. This Agreement may be executed in any number of cow1terparts, each of which when so executed and delivered shall be deemed an original, and all of which together shall constitute one and the same agreement. Execution of a facsimile or scanned copy will have the same force and effect as execution of an original, and a facsimile or scanned signature will be deemed an original and valid signature.

[Signatures on Following Page]

IN WITNESS WHEREOF, the parties have executed this Stock Option Agreement as of the Grant Date.

Company:	Agreed and acknowledged:
AIAI HOLDINGS CORPORATION	optionee:

By:	(Optionee’s Signature)
Name:	(Optionee’s Name)
Title:	(Optionee’s Address)
(Optionee’s Address)

[Signature Page to Stock Option Agreement]

Exhibit A

Option Exercise Agreement

[See attached]

AIAI HOLDINGS CORPORATION

2026 EQUITY INCENTIVE PLAN

RESTRICTED SHARE UNIT AWARD AGREEMENT

AIAI Holdings Corporation, a Delaware corporation (“Company”), hereby grants an Award of Restricted Share Units, subject to the terms, conditions, and restrictions of the Company’s 2026 Equity Incentive Plan (the “Plan”), and this Restricted Share Unit Award Agreement, including Appendix A attached hereto (the “Restricted Share Unit Award Agreement and Appendix A are collectively referred to as the “Award Agreement”). The capitalized terms used in the Award Agreement but not defined herein shall have t11e meanings set forth in the Plan.

Grantee::	[Insert name]

Grant Date:	[___________, 20__]

Total Number of Shares subject to Restricted Share Units Granted:	[Insert number]

Dividend Equivalents (check one)	Are included Are not included

Vesting Schedule:

The Restricted Share Units shall vest in accordance with the schedule set forth below. Except as otherwise provided in the Award Agreement, the Restricted Share Units will not vest and Grantee will not be issued shares of Common Stock (“Shares”)with respect to the Restricted Share Units unless Grantee has continued in employment or other service to the Company or one of its Subsidiaries through the applicable vesting date, as set forth below. The Restricted Share Units will vest as follows:

Restricted Share Units for [number] Shares on [date]

Restricted Share Units for [number] Shares on [date]

Restricted Share Units for [number] Shares on [date]

Restricted Share Units for [number] Shares on [date]

Termination of Service:

In the event of Grantee’s termination of employment with the Company and its Subsidiaries, whether such termination of employment is by the Company or by Grantee, the Restricted Share Units shall have been earned only to the extent that the Restricted Share Units have vested in accordance with the schedule set forth above and shall not accelerate on a pro rata (or any other) basis. Upon such termination of employment, the Restricted Share Units shall terminate with respect to the number of Shares that have not yet vested, such Restricted Share Units shall be canceled and of no further force or effect, and no Shares shall be issued with respect to such terminated Restricted Share Units.

company

AIAI Holdings corproation, A Delaware corporation

By:
Print name:
Title:

Grantee acknowledges and represents that Grantee is familiar with the terms and provisions of this Award Agreement and hereby accepts same subject to all its terms and provisions hereof. Grantee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board of Directors or its duly appointed Committee upon any questions arising under the Plan.

Dated:
Grantee Signature

APPENDIX A

TERMS AND CONDITIONS FOR RESTRICTED SHARE UNITS

1. Grant. The Company grants to Grantee an Award of Restricted Share Units for the number of Shares set forth in the Award Agreement, subject to the terms and conditions of the Plan, which is incorporated herein by reference. In the event of a conflict between the terms and conditions of the Plan and this Award Agreement, the terms and conditions of the Plan shall prevail.

2. Restrictions on Transfer. The Award shall be nontransferable and shall not be assignable, alienable, saleable, or otherwise transferable by Grantee other than by will or the laws of descent and distribution or pursuant to a “domestic relations order” (as defined in Code Section 414(p)(l)(B)). The terms of this Award Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of Grantee. No non-permitted transferee of Grantee shall have any right in or claim to any Restricted Share Units or any Shares subject to the Restricted Share Units.

3. Vesting of Restricted Share Units.

(a) Time Vesting. The Restricted Share Units covered by this Award shall vest in the installments set forth in the Award Agreement, provided that Grantee’s service as an Employee continues through the specified dates.

(b) Change in Control. Upon a Change in Control as defined in Section 17 of the Plan, the Board or the Committee may make any determinations and take any actions permitted under Section 11 of the Plan.

(c) Action by Committee. The Committee shall have the authority, in its sole and absolute discretion, to remove any or all of he restrictions applicable to the Restricted Share Units whenever the Committee may determine that such action is appropriate by reason of changes to applicable tax or other laws.

4. Settlement of Restricted Share Units and Issuance of Shares. As soon as reasonably practicable following the vesting date or vesting event for each portion of the Restricted Share Units, but in no event later than the 15th day of the third month following the later of the Company’s or Grantee’s tax year end of the year in which such vesting occurs, the Company shall settle such Restricted Share units by issuing and delivering to Grantee the number of Shares relating to such portion of the Restricted Share Units then vesting. [Upon issuance of such Shares, Grantee shall enter into and shall be bound by any stockholders’ agreement in effect from time to time that includes holders of Common Stock.]

5. Fractional Shares. No fractional shares shall be delivered to Grantee. Any fractional shares shall be rounded down to the nearest whole number, provided that such fractional shares shall be aggregated and vested on the date when all restrictions lapse or expire.

6. Legends; Securities Laws Acknowledgment.

(a) If Shares issued pursuant to the Restricted Share Units are held in certificated form, certificates representing Sharer so issued shall bear appropriate legends for compliance with applicable securities laws.

(b) The Company shall not be required (i) to transfer on its books any Shares that have been sold or othe1wise transferred in violation of any of the provisions of this Award Agreement or (ii) to treat as owner of such Shares or to accord the right to vote dr pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

(c) Grantee agrees and acknowledges that he or she will acquire any Shares issued pursuant to the Restricted Share Units for investment purposes only and without a view to, or in connection with, the sale or distribution thereof.

(d) To the extent any Shares issued pursuant to the Restricted Share Units are held in book-entry form, such book-entry designation shall contain the same restrictions as set forth above as would otherwise be placed on any certificates and in each such case, the Company shall notify its transfer agent of the restrictions set forth herein.

7. Rights as a Stockholder. Grantee shall have no rights of a stockholder of the Company with respect to any Shares subject to the Restricted Share Units until the Restricted Share Units have vested and Shares have been issued to Grantee.

8. Dividend Equivalents. Notwithstanding the foregoing, if the Award Agreement indicates that Dividend Equivalents “are included,” Grantee shall be paid Dividend Equivalents with respect to the number of Shares subject to the Restricted Share Units in the same form of payment (cash or Shares) as dividends are paid to stockholders of record with a record date on or after the Grant Date and before the date Shares are issued pursuant to the Restricted Share Units. Dividend Equivalents shall vest with respect to Restricted Share Units only as and when such Restricted Share Units vest and shall be forfeited upon the forfeiture of such Restricted Share Units. Payment of Dividend Equivalents with respect to Restricted Share Units shall be made upon the issuance of Shares pursuant to the Restricted Share Units.

9. Separate Advice and Representation. The Company is not providing Grantee with advice, warranties, or representations regarding any of the legal, tax, or business effects to Grantee with respect to the Plan or this Award Agreement. Grantee is encouraged to seek legal, tax, and business advice from Grantee’s own legal, tax, and business advisers as soon as possible. By accepting this Award and the Restricted Share Units covered thereby, and by signing this Award Agreement, Grantee acknowledges that Grantee is familiar with the terms of the Award Agreement and the Plan, that Grantee has been encouraged by the Company to discuss the Award and the Plan with Grantee’s own legal, tax, and business advisers, and that Grantee agrees to be bound by the terms of the Plan and the Award Agreement.

10. Tax Withholding.

(a) The Company will assess its requirements regarding federal, state, and local income taxes, FICA taxes, and any other applicable taxes (“Tax Items”) in connection with the Restricted Share Units and the issuance of Shares thereunder. These requirements may change from time to time as laws or interpretations change. The Company will withhold Tax Items as required by law. Regardless of the Company’s actions in this regard, Grantee acknowledges and agrees that the ultimate liability for Tax Items is Grantee’s responsibility. Grantee acknowledges and agrees that the Company:

i. makes no representations or undertakings regarding the treatment of any Tax Items in com1ection with any aspect of the Restricted Share Units, any receipt of Shares thereunder or any subsequent sale of such Shares; and

ii. does not commit to structure the terms of the Restricted Share Units or any aspect of the Restricted Share Units or any issuance of Shares thereunder to reduce or eliminate liability for Tax Items.

(b) Notwithstanding any contrary provision of this Award Agreement, no certificate representing Shares and no book-entry Shares will be issued to Grantee, unless and until satisfact01y arrangements (as determined by the Committee) have been made by Grantee with respect to the payment of income, employment, and other taxes that the Company determines are to be withheld with respect to such Shares so issuable. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit Grantee to satisfy such tax withholding obligation, in whole or in part (without limitation) by one or more of the following: (i) paying cash, (ii) delivering to the Company already vested and owned Shares having an aggregate Fair Market Value (as of th9 date the withholding is effected) equal to the amount required to be withheld, or (iii) by authorizing the Company to hold back a number of Shares otherwise issuable to Grantee through such means as the Company may determine in its sole discretion (whether through a broker or otherwise) having an aggregate Fair Market Value (as of the date the withholding is effected) equal to the amount required to be withheld.

11. No Acquired Rights or Employment Rights. Grantee agrees and acknowledges that:

(a) the Plan is established voluntarily by the Company, is discretionary in nature, and may be modified, amended, suspended or terminated by the Company at any time;

(b) the grant of this Award under the Plan is voluntary and occasional and does not create any contractual or other right to receive future grants of any Awards or benefits in lieu of any Awards, even if Awards have been granted repeatedly in the past and regardless of any reasonable notice period mandated under local law, and all decisions with respect to future grants of Awards, if any, will be at the sole discretion of the Company;

(c) the value of this Award is an extraordinary item of compensation that does not constitute regular compensation for services rendered to the Company or any Subsidiary or Affiliate and which is outside the scope of Grantee’s employment contract, if any;

(d) this Award is not part of normal or expected compensation or sala1y for any purposes, including, but not limited to, calculating termination, severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension, retirement benefits, or similar payments;

(e) the future value of the Shares issued under the Award or othe1wise under the Plan, if any, is unknown and cannot be predicted with certainty;

(f) this Award is not intended to replace any retirement benefits or compensation and is not part of normal or expected salary or compensation for any purpose, including but not limited to calculating severance payments, if any, upon termination of employment;

(g) no claim or entitlement to compensation or damages arises from the termination of this Award or diminution in value of this Award or Shares received under the Plan, and Grantee irrevocably releases the Company from any such claim; and

(h) nothing contained in this Award Agreement is intended to constitute or create a contract of employment, nor shall it constitute or create the right to remain associated with or in the employ of the Company or any Subsidiary or Affiliate for any particular period of time; this Award Agreement shall not interfere in any way with the right of the Company or any Subsidiary or Affiliate to terminate the Grantee’s employment or other service at any time, with or without cause, subject to applicable laws.

12. Adjustment of Shares. Upon the occurrence of events described in, and in accordance with the provisions of, Section 10 of the P\an, the Company shall make appropriate adjustments in the number of Shares covered by the Award. Except as provided in Section 10 of the Plan, Grantee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend or any other increase or decrease in the number of shares of stock of any class. Any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason there f shall be made with respect to, the number of Shares subject to the Restricted Share Units. The grant of the Restricted Share Units pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

13. Notices. Except as may be other wise provided by the Plan, any written notices provided for in the Plan and this Award Agreement shall be in writing and shall be deemed sufficiently given if either hand delivered or if sent by fax or overnight courier, or by postage paid first class mail. Notices sent by mail shall be deemed received three business days after mailed but in no event later than the date of actual receipt. Notice may also be provided by electronic transmission, if and to the extent pe1mitted by the Committee. Notices shall be directed, if to Grantee, at Grantee’s address indicated by the Company’s records, or if to the Company, at [Insert address], to the attention of [_______________].

14. Severability. The provisions of the Award Agreement are severable and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

15. Counterparts: Further Instruments. The Award Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The parties hereto agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Award Agreement.

16. Amendment. The Award Agreement may be amended or modified by the Committee, including amendments and modifications that may affect the tax status of the Award, provided that such action may not, without the consent of Grantee, impair any rights of Grantee under the Award Agreement.

17. Entire Agreement; Governing Law. The Plan and this Award Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Grantee with respect to the subject matter hereof, and may not be modified except by means of a writing signed by the Company and Grantee. The construction, interpretation, performance and enforcement of this Award Agreement shall be governed by the internal substantive laws, but not the choice of law rules, of the State of Delaware. For purposes of litigating any dispute that may arise directly or indirectly from this Award Agreement, the parties hereby submit and consent to the exclusive jurisdiction of the State of Delaware and agrees that any such litigation shall be conducted only in the courts of Delaware or the federal courts of the United States located in Delaware and no other courts.

CONSENT OF SPOUSE

The undersigned spouse of Grantee agrees that his/her/their interest, if any, including any community property interest, in the Restricted Share Units and any Shares issued thereunder is subject to the foregoing Award Agreement bet ween Grantee and the Company shall be irrevocably bound by such Award Agreement. The undersigned further agrees that Grantee’s decisions or execution of any documents with respect to the Restricted Share Units and any Shares covered by such Award Agreement shall be the decision, signature or deed of the undersigned and irrevocably bind the undersigned as if the undersigned had made such decisions, executed such documents or performed such acts done by the undersigned’s spouse.

Spouse of Grantee (if any):

(signature)

Name:

Date:

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